                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT





COMPANY                                            JURISDICTION OF REGISTRANT

Direct Merchants Credit                            National Banking Association
Card Bank, National Association
(d/b/a Direct Merchants Bank)


Metris Direct, Inc.                                Minnesota
(d/b/a Metris Direct)


Metris Receivables, Inc.                           Delaware


Metris Asset Funding Co.                           Delaware


Metris Recovery Services, Inc.                     Delaware


Metris Warranty Services, Inc.                     Delaware